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             FIRST AMENDMENT TO MERGER AGREEMENT

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER is entered into as of the 8th day of March 2001, by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and TELE-LAWYER, INC.
("Tele-Lawyer"), a Nevada corporation.

WHEREAS, the parties entered into that certain Agreement and Plan of Merger as of November 28, 2000 (the "Merger Agreement") regarding the contemplated merger of Tele-Lawyer with and into Dynamic (the "Merger"); and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Paragraph 1.1 shall be modified to read in its entirety:
"At the Effective Time (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Tele-Lawyer will be merged with and into Dynamic (the "Merger"). Following the Merger,
Dynamic will continue as the surviving entity under the corporate name to be determined by the board of directors and Tele-Lawyer will continue as a subsidiary of Dynamic (Dynamic and Tele-Lawyer are sometimes referred to collectively herein as the "Constituent
Companies")."

2. The first paragraph of paragraph 2.1 shall be modified to read: "At the Effective Time, each share of Tele-
Lawyer Common Stock issued and outstanding immediately prior to the Effective Time will be traded for one share of Dynamic Common Stock ("Merger Consideration").

3. The phrase at the end of the first paragraph of paragraph 2.2 reading "except as contemplated under that certain Registration Rights Agreement referenced in
Section 2.8" shall be deleted."

4. Paragraph 2.2(2) shall be modified to read in its entirety: "All shares of Dynamic Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Tele-Lawyer
Common Stock theretofore represented by such Certificates."

5. Paragraph 2.3 shall be deleted.

6. Paragraph 7.2 shall be modified to read in its entirety:
"This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Tele-
Lawyer or Dynamic if: (a) the Merger shall not have been consummated by June 1, 2000; (b) the approval of the Merger by Dynamic's shareholders shall not

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have been obtained by May 15, 2000 at a meeting duly convened therefor or at any adjournment thereof; or (c) a United
States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;
provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree."

7.	The paragraph in paragraph 6.1 dealing with the
extinction of the outstanding Dynamic warrants and options shall be renumbered (10), and the paragraph in paragraph 6.1 dealing with the creation of the Dynamic stock option plan shall be renumbered (11).

8.	Paragraph 6.1(13) shall be modified to read in its
entirety: "The parties shall each use their best efforts to raise capital through the sale of Tele-Lawyer common stock. It is acknowledged that Tele-Lawyer is in the process of raising capital through the sale of its common stock and that such sale shall not be a violation of this agreement."

Other than as set forth in this First Amendment to Merger
Agreement, the Merger Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Merger Agreement as of the date set forth above.


                               Tele-Lawyer, Inc.

                               By: /s/ Michael Cane

                               Title:	President



                               Dynamic Associates, Inc.

                               By: /s/ Jan Wallace

                               Title: President